Exhibit 4.27

COCA-COLA PLAZA

ATLANTA, GEORGIA

March 25, 2015

ADDRESS REPLY TO P.O. BOX 1734 ATLANTA, GA 30301 404 676-2121

Paraguay Refrescos S.A.

Ruta a Ñemby Km. 3.5, Barcequillo, San Lorenzo

Asunción

Paraguay

Dear Sirs,

In relation to the Bottler Agreement effective December 1, 2004, between THE COCA-COLA COMPANY (hereinafter the “Company”) and PARAGUAY REFRESCOS S.A. (hereinafter the “Bottler”), by which the Bottler is authorized to prepare and package the Beverage COCA-COLA and in relation to any other complementary authorization for other Company Beverage for sale and distribution under the Trademarks for the territory described in the Bottler Agreement (hereinafter collectively referred to as the “Bottler Agreement”). The terms used herein have the same meaning attributed to them as in the Bottler Agreement, unless otherwise specifically noted.

The Bottler Agreement is hereby extended from February 28, 2015 until:

August 31, 2015

With the exception of said extension, all terms and conditions of the Bottler Agreement will remain in full force and effect and upon expiration of said extension, it inevitably will expire on August 31, 2015, without any notice and the Bottler shall not be entitled to claim a tacit renewal of the agreement.

Sincerely,

THE COCA-COLA COMPANY	ACCEPTED BY:
(signed)	PARAGUAY REFRESCOS S.A.

By:	By:
Authorized Representative	Authorized Representative

Schweppes Holdings Limited

Southgate, Dublin Road, Drogheda, Co. Meath

Tel:+353-419849322  Fax:+353-419841779

March 25, 2015

Messrs.

Paraguay Refrescos S.A.

Paraguay

RE: APPROVED FORMATS

Dear Sirs,

Regarding the Bottling Agreement dated December 1, 2004, between Schweppes Holdings Limited (hereinafter the “Company”) and Paraguay Refrescos S.A. (hereinafter the “Bottler”) by which the Bottler is authorized to prepare, distribute and sell the SCHWEPPES beverage and with authorizations for other beverages identified under different Company Trademarks (hereinafter collectively referred to as the “Bottler Agreements”).

The Company authorizes the Bottler to prepare, pack, distribute and sell the Beverages under the Bottler Agreements in the following formats, which for the purpose of the Bottler Agreements are referred to as the Approved Formats:

Product	Format	Capacity
Crush (Pomelo, Piña, Naranja)	Non-returnable PET bottle	2000 cm3
Schweppes Citrus	Non-returnable PET bottle	500 cm3; 1500 cm3; 2000 cm3
Schweppes Tonica	Non-returnable PET bottle	500 cm3
Fuze Tea	Non-returnable PET bottle	410 cm; 500 cm3

This Authorization is granted subject to the following conditions:

1.              The terms used in this Authorization have the same meaning as those established in the Bottling Agreements, unless otherwise specifically noted.

2.              The permission referred to in this Authorization only refers to Approved Formats/Capacity; the authorization to prepare, pack, distribute and sell the Beverages referred to above is granted by the Bottler Agreements.

3.              All stipulations, conditions, terms and provisions of the Bottler Agreements remain in full force and effect.

4.              This Authorization can be amended by the Company at any time and will automatically terminate upon expiration or early termination of the Bottler Agreements.

This authorization replaces any other previous authorization granted by the Company to the Bottler in relation to the matters covered by this document.

Sincerely,

SCHWEPPES HOLDINGS LIMITED	ACCEPTED BY:
(signed)	PARAGUAY REFRESCOS S.A.

By:	By:
Authorized Representative	Authorized Representative

Bottler’s Agreement for FUZE TEA

THIS AGREEMENT, effective February 25, 2015, by and between SCHWEPPES  HOLDINGS LIMITED, a limited liability company incorporated and existing according to the laws of the Republic of Ireland, with principal offices at the Southgate, Dublin Road, Drogheda, Co. Meath, Republic of Ireland (hereinafter the “Company”); and Paraguay Refrescos S.A., a company incorporated and existing according to the laws of the Republic of Paraguay (hereinafter  the “Bottler”).

WITNESSETH:

WHEREAS,

G.            The Company is authorized to sell beverage concentrate base, essences and other ingredients for the preparation of beverages (hereinafter the “Concentrate”) the formula for which is an industrial secret of one or more of its subsidiaries, based on which a syrup or powder is elaborated to prepare beverages (hereinafter the “Syrup”); and the Company is also authorized to sell the Syrup, which is used in the elaboration of certain beverages (hereinafter the “Beverages”) which will be sold in bottles and other containers and in other formats and ways;

H.           The Company  has the right to grant a license over the trademark FUZE TEA that distinguishes the Concentrate, Syrups and Beverages and any other intellectual property contained in the distinctive trade dress, and in other designs and packing elements associated with the Concentrate, the Syrups and the Beverages and any other additional trademark whose license may be periodically granted to the Company in order to distinguish the Concentrate, the Syrups and the Beverages (hereinafter called the “Trademarks”);

I.                The Company has the exclusive right to prepare, package, distribute and sell the Beverages and the right to manufacture and sell the Concentrate and the Syrups in the Republic of Paraguay, among other countries;

J.                The parties hereto have also signed an agreement effective December 1, 2004, and which expires on August 31, 2015 (hereinafter the “SCHWEPPES Bottler Agreement”), which authorizes the Bottler to prepare and pack the SCHWEPPES Beverage for its sale and distribution in and throughout the Territory defined and described in said agreement; and

K.           The Bottler wishes to obtain the Company’s authorization to prepare and pack the Beverages and to distribute and sell them under the Trademarks in and throughout the Territory (defined and described in the SCHWEPPES Bottler Agreement).

THEREFORE, the Company hereby authorizes the Bottler, and the Bottler undertakes the terms and conditions established in the SCHWEPPES Bottler Agreement, to prepare and package the Beverages and to distribute and sell them under the Trademarks in and throughout the Territory; and the terms and conditions, duties and obligations established in the SCHWEPPES Bottler Agreement are incorporated hereto by reference as if consigned extensively in this Agreement; as long as (1) when SCHWEPPES is mentioned in that SCHWEPPES Bottler Agreement it will be replaced by the term Trademark; and (2) this Agreement will automatically terminate upon expiration or early termination of the SCHWEPPES Bottler Agreement.

IN WITNESS WHEREOF, the Company, in the Republic of Ireland, and the Bottler, in San Lorenzo, Republic of Paraguay, caused their duly authorized representative or representatives to execute two copies of this Agreement on the dates indicated below.

SCHWEPPES HOLDINGS LIMITED	PARAGUAY REFRESCOS S.A.
(signed)
By:	By:
Authorized Representative		Authorized Representative
Date: March 30, 2015	Date:

Schweppes Holdings Limited

Southgate, Dublin Road, Drogheda, Co. Meath

Tel:+353-419849322  Fax:+353-419841779

March 25, 2015

Paraguay Refrescos S.A.

Ruta a Ñemby Km. 3.5, Barcequillo, San Lorenzo

Asunción

Paraguay

Dear Sirs,

Regarding the Bottling Agreement dated December 1, 2004, between SCHWEPPES HOLDINGS LIMITED (hereinafter the “Company”) and PARAGUAY REFRESCOS S.A. (hereinafter the “Bottler”) by which the Bottler is authorized to prepare and pack the SCHWEPPES soft drink and in relation to any other complementary authorization for other Company Beverage for sale and distribution under the Trademarks for the territory described in the Bottler Agreement (hereinafter collectively referred to as the “Bottler Agreement”). The terms used herein have the same meaning attributed to them as in the Bottler Agreement, unless otherwise specifically noted.

The Bottler Agreement is hereby extended from February 28, 2015 until:

August 31, 2015

With the exception of the aforementioned extension, all the terms and conditions of the Bottling Agreement shall remain in full force and effect and upon expiration of said extension, the same will inevitably expire on August 31, 2015 with no need for notice and the Bottler shall have no right to claim any tacit renewal thereof.

Sincerely,

SCHWEPPES HOLDINGS LIMITED	ACCEPTED BY:
(signed)	PARAGUAY REFRESCOS S.A.

By:	By:
Authorized Representative	Authorized Representative